EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS

          We consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-72410) pertaining to the UST Inc. Employees’ Savings Plan, the Registration Statement (Form S-8 No. 333-36844) pertaining to the 1992 Stock Option Plan, Post-Effective Amendment No. 1 to the Registration Statement (Form S-8 No. 333-60698) pertaining to the 2001 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59229) pertaining to the Nonemployee Directors’ Stock Option Plan, the Registration Statement (Form S-4 No. 333-101036) pertaining to the registration of senior notes due July 15, 2012, the Registration Statement (Form S-4 No. 333-85285) pertaining to the registration of senior notes due June 1, 2009, and the Registration Statement (Form S-4 No. 333-36908) pertaining to the registration of senior notes due March 15, 2005, of our report dated February 6, 2004, except for the first paragraph of the “Other Matters” note, as to which the date is March 17, 2004, with respect to the consolidated financial statements and schedule of UST Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

Stamford, Connecticut

March 17, 2004